Exhibit 10.02

AMENDED AND RESTATED
SECURITY AGREEMENT
(Multiple Use)

1.  THE SECURITY.  The undersigned WPCS INTERNATIONAL INCORPORATED (“WPCS”), a corporation of the State of Delaware, WPCS INTERNATIONAL – SARASOTA, INC. (formerly Southeastern Communication Services, Inc., herein “Sarasota”) a corporation of the State of Florida, WPCS INTERNATIONAL – ST. LOUIS, INC. (formerly Heinz Corporation, herein “St. Louis”), a corporation of the State of Missouri, WPCS INTERNATIONAL – LAKEWOOD, INC. (formerly Quality Communications & Alarm Company, Inc., herein “Lakewood”), a corporation of the State of New Jersey, WPCS INTERNATIONAL – SUISUN CITY, INC. (formerly Walker Comm Inc., herein “Suisun City”), a corporation of the State of California, WPCS INTERNATIONAL – HARTFORD, INC. (formerly New England Communications Systems, Inc., herein “Hartford”), a corporation of the State of Connecticut, WPCS INTERNATIONAL - SEATTLE, INC. (formerly Major Electric Inc., herein “Seattle”), a corporation of the State of Washington, WPCS INTERNATIONAL – TRENTON, INC. (formerly Voacolo Electric Incorporated, herein “Trenton”), a corporation of the State of New Jersey, and WPCS INTERNATIONAL – PORTLAND, INC., a corporation of the State of Oregon (formerly Midway Electric Company, herein “Portland” and, collectively with WPCS, Sarasota, St. Louis, Lakewood, Suisun City, Hartford, Seattle, and Trenton, the “Pledgor”) hereby assigns and grants to BANK OF AMERICA, N.A., ITS SUBSIDIARIES AND AFFILIATES (collectively, the “Bank”), and hereby reaffirms the existing assignment and grant to Bank of America, N.A., a security interest in the following described property now owned or hereafter acquired by the Pledgor (“Collateral”):

(a)  All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; rights to payment of money from the Bank under any Swap Contract (as defined in Paragraph 2 below); and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b) All inventory, including all materials, work in process and finished goods.

(c)  All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor, (including, but not limited to, the equipment described in the attached Equipment Description, if any).

(d)  All of the Pledgor’s deposit accounts with the Bank. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.

(e)  All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type.  The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(f)  All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems.  The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(g) All negotiable and nonnegotiable documents of title covering any Collateral.

(h) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(i)  All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral, and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral and sums due from a third party which has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

(j)  All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

2.  THE INDEBTEDNESS.  The Collateral secures and will secure all Indebtedness of the Pledgor to the Bank.  Each party obligated under any Indebtedness is referred to in this Agreement as a “Debtor.”  “Indebtedness” means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Bank, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Bank by assignment or otherwise.  Indebtedness shall include, without limitation, all obligations of the Debtor arising under any loan, credit card, lease, Automated Clearing House transaction, or Swap Contract.  “Swap Contract” means any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions now or hereafter entered into between the Debtor and the Bank.

3.  PLEDGOR’S COVENANTS.  The Pledgor represents, covenants and warrants that unless compliance is waived by the Bank in writing:

(a) The Pledgor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

(b)  Each Pledgor’s chief executive office and the collateral is located as specified on Exhibit A attached hereto and made a part hereof.  In addition, the Pledgor (if not an individual or other unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page.  The Pledgor shall give the Bank at least thirty (30) days notice before changing its chief executive office or state of incorporation or organization.  The Pledgor will notify the Bank in writing prior to any change in the location of any Collateral, including the Books and Records.

(c) The Pledgor will notify the Bank in writing prior to any change in the Pledgor's name, identity or business structure.

(d)  Unless otherwise agreed, the Pledgor has not granted and will not grant any security interest in any of the Collateral except to the Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Bank.

(e)  The Pledgor will promptly notify the Bank in writing of any event which affects the value of the Collateral, the ability of the Pledgor or the Bank to dispose of the Collateral, or the rights and remedies of the Bank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f)  The Pledgor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Bank’s security interest (collectively, the “Collateral Costs”).  Without waiving the Pledgor's default for failure to make any such payment, the Bank at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness.  The Pledgor agrees to reimburse the Bank on demand for any Collateral Costs so incurred.

(g) Until the Bank exercises its rights to make collection, the Pledgor will diligently collect all Collateral.

(h)  If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Bank, together with any necessary endorsements.

(i)  The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Bank; provided, however, that the Pledgor may sell inventory in the ordinary course of business.

(j)  The Pledgor will maintain and keep in force all risk insurance covering the Collateral against fire, theft, liability and extended coverages (including without limitation windstorm coverage and hurricane coverage as applicable), to the extent that any Collateral is of a type which can be so insured.  Such insurance shall be in form, amounts, coverages and basis reasonably acceptable to the Bank, shall require losses to be paid on a replacement cost basis, shall be issued by insurance companies acceptable to the Bank and include a loss payable endorsement in favor of the Bank in a form acceptable to the Bank.  Upon the request of the Bank, the Pledgor will deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

(k)  The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Bank of the Collateral from such real property or fixture.  Such written consent shall be in form and substance acceptable to the Bank and shall provide that the Bank has no liability to such owner, holder of any lien, or any other person.

(l)  Exhibit B to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which the Pledgor has any right, title, or interest, throughout the world.  To the extent required by the Bank in its discretion, the Pledgor will promptly notify the Bank of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired after the date hereof or which are not listed on the Exhibit.  The Pledgor authorizes the Bank, without notice to the Pledgor, to modify this Agreement by amending the Exhibit to include any such Collateral.

(m)  The Pledgor will, at its expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by the Pledgor pursuant to the terms of its intellectual property management program.  The Pledgor also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works.  The Pledgor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Bank and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Pledgor or the Bank.  The Pledgor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Pledgor's business, or except with the Bank's prior written consent.

4.  ADDITIONAL OPTIONAL REQUIREMENTS.  The Pledgor agrees that the Bank may at its option at any time, whether or not the Pledgor is in default:

(a) Require the Pledgor to deliver to the Bank (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral.

(b)  Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

(c)  Require the Pledgor to deliver to the Bank any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Bank the proceeds of any such letters of credit.

(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Bank's interest in the Collateral.

5.  DEFAULTS.  Any one or more of the following shall be a default hereunder:

(a) Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods.

(b)  The Pledgor breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of the Pledgor to the Bank, and such breach remains uncured after any applicable cure period.

(c) The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in the Collateral.

(d)  Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness.

(e)  The Pledgor or any guarantor or other party obligated under any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors.

(f)  Any case, proceeding or other action is commenced against the Pledgor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.

(g) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due.

(h) The Pledgor has given the Bank any false or misleading information or representations.

6.  BANK'S REMEDIES AFTER DEFAULT.  In the event of any default, the Bank may do any one or more of the following, to the extent permitted by law:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Enforce the security interest of the Bank in any deposit account of the Pledgor maintained with the Bank by applying such account to the Indebtedness.

(d) Require the Pledgor to obtain the Bank's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Bank in kind.

(f) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Bank's exclusive control.

(g) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Bank at a place designated by the Bank.

(h)  Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor's equipment, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(i)  Demand and collect any payments on and proceeds of the Collateral.  In connection therewith the Pledgor irrevocably authorizes the Bank to endorse or sign the Pledgor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

(j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

(k)  Use or transfer any of the Pledgor's rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Bank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.  The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor.  As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

(l)  Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.  The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(m)  Take such measures as the Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Bank as the Pledgor's attorney-in-fact to perform all acts and execute all documents in connection therewith.

(n)  Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank or any of the Bank's agents or affiliates to or for the credit of the account of the Pledgor or any guarantor or endorser of the Pledgor's Indebtedness.

(o) Exercise any other remedies available to the Bank at law or in equity.

7.  WAIVER OF JURY TRIAL. EACH PLEDGOR AND BANK EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE UNDERLYING TRANSACTIONS.  EACH BORROWER CERTIFIES THAT NEITHER BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

8.  MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Bank to enforce any provision shall not preclude the Bank from enforcing any such provision thereafter.

(b)  The Pledgor shall, at the request of the Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Bank may reasonably deem necessary.

(c)  All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Bank in connection with this Agreement must be in form and substance satisfactory to the Bank.

(d)  This Agreement is governed by and shall be interpreted according to federal law and the laws of the State of New York.  If state or local law and federal law are inconsistent, or if state or local law is preempted by federal law, federal law governs.  If the Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Bank of such rights and remedies as may be available under federal law.  Jurisdiction and venue for any action or proceeding to enforce this Agreement shall be the forum appropriate for such action or proceeding against the Debtor, to which jurisdiction the Pledgor irrevocably submits and to which venue the Pledgor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.

(e)  All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(f) All terms not defined herein are used as set forth in the Uniform Commercial Code.

(g)  In the event of any action by the Bank to enforce this Agreement or to protect the security interest of the Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorneys' fees and allocated costs for in-house legal services to the extent permitted by law.

(h)  In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(i)  This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Bank and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter.

(j)  The Bank's rights hereunder shall inure to the benefit of its successors and assigns.  In the event of any assignment or transfer by the Bank of any of the Indebtedness or the Collateral, the Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Bank shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred.  All representations, warranties and agreements of the Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Pledgor.

(k)  The Pledgor agrees that the Collateral may be sold as provided for in this Security Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

[Signature pages follow.]

The parties executed this Amended and Restated Security Agreement on March 28, 2011, with the intention that it be effective as of February 28, 2011, and intending to create an instrument executed under seal.

    BANK OF AMERICA, N.A.

    By:  /s/ EDMOND T. GIORGI
Edmond T. Giorgi,
Vice President

    Address for Notices:
    Special Assets Group
    111 Westminster Street
    Mail Stop RI1-102-15-01
    Providence, Rhode Island 02903

ATTEST/WITNESS:                                                                           WPCS INTERNATIONAL INCORPORATED

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL – SARASOTA, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL – ST. LOUIS, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL – LAKEWOOD, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL – SUISUN CITY, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL – HARTFORD, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL - SEATTLE, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL – TRENTON, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

    WPCS INTERNATIONAL – PORTLAND, INC.

By:  /s/ HUIJUAN WANG                                                                By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang                                                             Print Name:  Joseph Heater
Print Title: Witness                                                                          Print Title:  Authorized Signatory

Mailing and Notice Address for each Pledgor:

One East Uwchian Avenue, Suite 301
Exton, Pennsylvania 19341
Attn:  Joseph Heater

Each Pledgor’s state of incorporation is as set forth in the preamble to this Security Agreement.

The location(s) of each Pledgor’s Books and Records (chief executive office) and other assets is as set forth in Exhibit A to this Security Agreement.

EXHIBIT A
TO SECURITY AGREMENT:
LOCATIONS OF BORROWERS’ BOOKS, RECORDS
AND PERSONAL PROPETY

NAME OF ENTITY AND ADDRESS(ES)	IDENTIFY WHETHER OWNED, LEASED (NAME AND ADDRESS OF LANDLOR) OR PUBLIC WAREHOUSE (NAME AND ADDRESS OF OPERATOR) FOR EACH LOCATION:

1.           WPCS:

Location of Books and Records:  One East Uwchlan Avenue, Suite 301, Exton, PA 19341

Other locations:

2.           SARASOTA:

Location of Books and Records: 2017 Cattleman Road, Sarasota, FL 34232

Other locations:

3.           ST LOUIS

Location of Books and Records: 2315 Pine Street, St. Louis, MO 63103

Other locations:   4709 15th Street A, Moline, IL 61265
            15108 FM 359, Hempstead, TX 77445
            222 N. Walnut Street, West Chester, PA 19382
4.           LAKEWOOD

Location of Books and Records: 1985 Swarthmore Avenue, Lakewood, NJ 08701

Other locations:

EXHIBIT A to SECURITY AGREEMENT CONTINUED

5.           SUISUN CITY

Location of Books and Records: 521 Railroad Avenue, Suisun City, CA 94585

Other locations:   14737 Catalina Street, San Leandro, CA 94577
             620 3rd Street, Suite 300, Lincoln, CA 95648
2945 Ramco Street, Suite 130, West Sacramento, CA 95691
             1135 Terminal Way, Suite 114, Reno, NV 89502
6.           HARTFORD

Location of Books and Records: 427 Hayden Station Road, Windsor, CT 06095

Other locations:   317 Meadow Street, Chicopee, MA 01013
             28 Nooseneck Hill Road, Unit #5, West Greenwich, RI 02817

7.           SEATTLE

Location of Books and Records: 18538 142nd Avenue NE, Woodinville, WA 98072

Other locations:

8.           TRENTON

Location of Books and Records: 65 Patterson Avenue, Trenton, NJ 08610

Other locations:

9.           PORTLAND

Location of Books and Records: 1271 Columbia Boulevard, St. Helens, OR 97051

Other locations:

EXHIBIT B
TO SECURITY AGREEMENT
(Intellectual Property)

List, owning entity, all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor:

Entity Defined Name	Type of Property	Name or Description	Registration / Application Information

WPCS	N/A	N/A	N/A
Sarasota	N/A	N/A	N/A
St Louis	N/A	N/A	N/A
Lakewood	N/A	N/A	N/A
Suisun City	N/A	N/A	N/A
Hartford	N/A	N/A	N/A
Seattle	N/A	N/A	N/A
Trenton	N/A	N/A	N/A
Portland	N/A	N/A	N/A